UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	[ ]

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[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

PROBE MANUFACTURING, INC.
(Name of Registrant as Specified In Its Charter)

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PROBE MANUFACTURING, INC.

25242 ARTIC OCEAN DRIVE

LAKE FOREST, CA 92630

November 15 2007

Dear Fellow Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Probe Manufacturing, Inc. (“Probe”) to be held at 10:00 a.m. PST on Monday, December 17, 2007, at the offices of Probe which are located at 25242 Arctic Ocean Dr. Lake Forest, CA 92630.

The Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the meeting.  We will also report on matters of interest to Probe stockholders.

Your vote is important.  Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting.  You may vote by facsimile to the number provided herein, or by proxy by completing and mailing the enclosed card in the return envelope provided.  IF you do not vote by one of the methods described above, you still may attend the Annual Meeting and vote in person.

Thank you for your continued support of Probe Manufacturing, Inc.

Sincerely,

/s/ Reza Zarif

______________________

Reza Zarif, Chief Executive Officer

PROBE MANUFACTURING, INC.

25242 ARTIC OCEAN DRIVE

LAKE FOREST, CA 92630

NOTICE OF MEETING OF SHAREHOLDERS PURSUANT TO PARAGRAPH 2.4 OF THE BYLAWS

November 15, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Probe Manufacturing, Inc. will be held as follows:

DATE:

Monday, December 17, 2007.

TIME:

10:00 a.m. Pacific Standard Time.

Location:

25242 Artic Ocean Drive, Lake Forest, CA 92630.

PURPOSE:

To consider and act upon the following proposals:

1.

To elect four board of director members to hold office until the 2008 Annual Meeting or until their successors are elected and qualified.

2.

The ratification of the selection of the Company’s independent registered public accounting firm, Jaspers and Hall, P.C.

3.

The ratification of the 2008 Directors Stock Compensation Plan.

4.

To Consider Other Matters that Properly may Come Before the Meeting or any Adjournment thereof

Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Probe will be voted in accordance with the instructions specified therein.  Shares represented by proxies that are not limited to the contrary will be voted in favor of the proposed actions.

Shareholders of record as of the close of business on September 30, 2007, are entitled to vote at the meeting or any postponement or adjournment thereof.

By order of the Board of Directors

November 15, 2007

/s/ Jeffrey Conrad

_____________________________
Jeffrey Conrad

Corporate Secretary and Director

It is important that your shares be represented and voted whether or not you plan to attend the meeting.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

PROBE MANUFACTURING, INC
25242 ARCTIC OCEAN DRIVE

LAKE FOREST, CALIFORNIA 92630
(949) 206-6868

GENERAL INFORMATION

PROXY SOLICITATION

These proxy materials are being mailed or otherwise sent to stockholders of Probe Manufacturing Inc. (“Probe” or the “Company”) on or about November 17, 2007 in connection with the solicitation of proxies by Probe’s Board of Directors (the “Board of Directors” or the “Board”) for the Annual Meeting of Stockholders of Probe to be held at 10:00 a.m. PST on Monday, December 17, 2007 at the offices of Probe which are located at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630.Directors, officers and other Probe employees also may solicit proxies by telephone or otherwise, but will not receive compensation for such services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed by Probe for their reasonable expenses.

HOW TO VOTE

Stockholders of record described below may cast their votes by proxy by:

 1.

By Mail.

Properly return your signed and dated proxy/voting instruction card in the enclosed, postage-paid envelope we have provided or to Probe Manufacturing, Inc., 25242 Artic Ocean Drive, Lake Forest, CA 92630.

2.

By Fax.

You can send your proxies by facsimile to (949) 206-6869. Facsimiles must be received by Friday, December 14, 2007 at 5:00 PST in order to be valid.

3.

In Person.

You may attend the Annual Meeting and vote in person.

STOCKHOLDERS ENTITLED TO VOTE

The close of business on September 30, 2007 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on September 30, 2007 there were 10,273,321 shares of Common Stock outstanding.  Each share of common stock is entitled to one vote. With respect to all matters that will come before the Meeting, each stockholder may vote shares registered in his or her name on the record date.

MAILING OF PROXY STATEMENT AND PROXY

This Proxy Statement and the accompanying Proxy will be mailed on or about November 17, 2007, to all stockholders entitled to notice of and to vote at the Meeting.

QUORUM

The holders of a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.  If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

VOTES REQUIRED FOR ELECTION OF DIRECTORS

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Votes “WITHHELD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors.

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors.  This means that the four nominees receiving the highest number of “For” votes will be elected as directors.

VOTE REQUIRED FOR PROPOSALS 2 and 3

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Meeting is required to approve proposals 2 and 3.

For Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card and no instructions are indicated, the shares will be voted as recommended by the board of directors.   Thus, your proxy will be voted "For All Nominees" and “For” with respect to Proposals 2 and 3.

BROKER NON-VOTES

If you hold your shares of common stock in "street name," that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the outcome of the vote for Proposals 2 and 3.

REVOCATION OF PROXIES

A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Corporate Secretary of Probe at the address set forth above, by delivering a proxy bearing a later date or by voting in person at the meeting.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Additional information regarding the Company appears in our Annual Report on Form 10-KSB for the year ended December 31, 2006, which is available on sec.gov and will be provided by the Company upon request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth certain information concerning the beneficial ownership  of  our outstanding classes of stock as of September 30, 2007, by each person  known  by us to (i) own beneficially more than 5% of each class, (ii) by each  of  our  Directors  and  Executive Officers and (iii) by all Directors and Executive  Officers  as  a  group.  As of the close of business on September 30, 2007 there were 10,273,321 shares of Common Stock outstanding.  Unless  otherwise  indicated  below,  to our knowledge,  all  persons listed below have sole voting and investment power with respect  to  their shares of common stock except to the extent that authority is shared  by  spouses  under  applicable  law.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Ownership (1)
Kambiz Mahdi (2)	1,939,956	18.66%
Reza Zarif (3)	2,180,497	20.97%
Barrett Evans (5)	100,000	0.96%
Jeffrey Conrad (6)	100,000	0.96%
eFund Capital Partners, LLC (7)	1,612,259	15.50%
Dennis Benner (4)	558,431	5.37%
Ashford Capital, LLC (8)	841,637	8.09%

Total	7,332,780	71.3%

Total of All officers and directors	5,932,712	57.7%

(1)

As of the close of business on September 30, 2007 there were 10,273,321 shares of Common Stock outstanding.    The percentage of ownership does not include shares underlying other classes of securities held by the individuals, such as Series A and Series B Warrants which can be converted into common stock.  Since no one has exercised their warrants the shares entitled to vote are 10,273,321hereof.

(2)

Kambiz Mahdi was one of our founders and is a director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe. Also, Mr. Mahdi has received stock as interest payments for a promissory note he has with the Company

(3)

Reza Zarif is our chief executive officer and a director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all rights pursuant to such ownership. Reza also owns shares which he acquired pursuant to his employment contract. We should add in the shares that Reza has acquired as compensation. Mr. Zarif acquired his shares as a founder of Probe. Included in Mr. Zarif’s total of shares owned are 12,824 shares of common stock owned by his wife Rufina Paniego. Mrs. Paniego   received stock as interest payments for a promissory note he has with the Company.

(4)

Dennis Benner is a former director of ours and acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them. Furthermore, Dennis Benner received 100,000 shares of common stock as compensation for being a member of our board of directors.  Also, Mr. Benner has received stock as interest payments for a promissory note he has with the Company.

(5)

Mr. Evans owns 100,000 shares which were issued to him as compensation for being a member of the board of directors of the Company for the 2004 and 2005 fiscal years.  Furthermore, Barrett Evans is a managing member of eFund Capital Partners, LLC and indirectly owns the shares held by eFund.  Please see number (7) below.

(6)

Mr. Conrad owns 100,000 shares directly which were issued to him as compensation for being a member of the board of directors of the Company for the last two years.

(7)

The managing member of eFund Capital Partners, LLC is Barrett Evans. Mr. Evans has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.  Mr. Evans has been a director of ours since July 2004. Also, eFund has received stock as interest payments for a promissory note it has with the Company

(8)

The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC is also the managing partner of Ashford Transition Fund, LP which owns 423,046 shares of common stock. Also, Ashford has received stock as interest payments for a promissory note he has with the Company

(PROPOSAL ONE)
PROPOSAL TO ELECT DIRECTORS TO THE BOARD OF DIRECTORS

Our Directors are elected annually. At each Annual Meeting of Stockholders, our directors are elected for a term set in accordance with our By-Laws, or until the directors’ successors are duly elected and qualified. The Directors elected at this Meeting will be elected to serve as set forth in the By-Laws. The Board of Directors has designated as director nominees:

Reza Zarif,

Kambiz Mahdi

Barrett Evans

Jeffrey Conrad

All of the nominees for election have consented to being named in this Proxy Statement and to serve if elected.  In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. Biographical information for each of the nominees as of November 13, 2007, is presented below.

NOMINEES FOR DIRECTORS

Kambiz Mahd, 42 is a co-founder and was with the company since its inception in 1993 until November of 2005.  Mr. Mahdi was directly responsible for sales and marketing, overseeing financial activities, and developing and guiding the company’s vision and cultural values.  Prior to Probe, Mr. Mahdi was the Technical Sales Manager for six years with Future Electronics, a billion dollar electronics distributor. While at Future Electronics, Mr. Mahdi developed technical management leadership and management tools for their highest technology customers and applications.  Mr. Mahdi has a BS degree in Electrical Engineering.

Reza Zarif,50 is a co-founder and has been with the company and has been our chief executive officer since September 2005.  Mr. Zarif is responsible for all operational activities as well as developing and guiding the company's vision and cultural values.  Prior to Probe, Mr. Zarif was at Graphtec Incorporated of Japan for 7 years where he was responsible for transferring manufacturing and associated technologies from Japan to the United States.  Mr. Zarif has a BA and MA in Cultural Anthropology and earned the status of "Summa Cum Laude" at the University of California, Irvine.

Barrett Evans, 35, has been a director of ours since July of 2004.  Mr. Evans is eFund Capital Partners’ managing partner.  He began his career with Cruttenden Roth, a California regional emerging growth focused investment bank.  He has significant relationships with institutional investors in private equity and debt offerings and has engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital.  Mr. Evans is a graduate of the University of California, Santa Barbara.

Mr. Jeffrey Conrad, 34, has been a director of ours since July of 2004 and currently serves as the Secretary of the Company.  Mr. Conrad is a securities attorney and partner in eFund Capital Management, LLC.  He has accumulated successful experience in all facets of investment banking including portfolio management, mergers and acquisitions, financial analysis, and legal analysis.  He was formerly with Gibson, Dunn and Crutcher as a contract attorney and a law clerk for Universal Pictures.  Mr. Conrad is a graduate of the University of California, Los Angeles and received his Juris Doctorate degree from Loyola Law School.

BOARD OF DIRECTORS

We currently have four members on our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any  of  our  directors,  officers  or  key  employees.

LIMITATION OF LIABILITY OF DIRECTORS

So far as permitted by law, our Certificate of Incorporation and By-Laws of Probe provide that the Company will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.  As a result of such provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence or a violation of their fiduciary duties.  This may reduce the likelihood of  shareholders instituting derivative litigation against  directors  and  officers and may discourage  or  deter  shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such action, if successful, might otherwise benefit the  Company and its shareholders.

ELECTION OF DIRECTORS AND OFFICERS

Each director holds office until our annual meeting of shareholders and until his/her successor is duly elected and qualified.  Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

MEETINGS OF THE BOARD OF DIRECTORS

From September 20, 2006 until November 13, 2007, the board held a total of 4 meetings. None of our directors attended less than 100% of the meetings.

CODE OF  ETHICS

We  have  adopted  a  code  of  ethics  that  applies to our principal executive officer,  principal  financial  officer,  principal  accounting  officer  or controller, or persons performing similar functions. We filed our Code of Ethics to our Report on Form 10-KSB for the year ended December 31, 2005 as Exhibit 14.1.  Our Code of Ethics is available upon request at no charge to any shareholder.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have a standing audit committee, compensation committee or nomination committee. Currently, the full board performs the functions normally delegated to such committees. The board believes at this time it is in the best interests of the Company and its shareholders for each member of the board to participate in all functions of the board as long as no conflicts are present. However, if the board expands beyond four members in the future, the board will consider creating committees and delegating appropriate board functions to those committees at that time.

PROCEDURE FOR NOMINATING DIRECTORS

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, the board considers how a candidate could contribute to the Company’s business and meet the needs of the Company and the board.

The board will consider candidates for director recommended by our shareholders. Candidates recommended by shareholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the company to 25242 Arctic Ocean Dr. Lake Forest, CA. 92630, Attention: Jeffrey Conrad. All candidate referrals are reviewed by at least one current board member.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Reza Zarif at Probe Manufacturing, Inc., 25242 Arctic Ocean Dr. Lake Forest, CA. 92630. While we appreciate all comments and questions from shareholders, we may not be able to individually respond to all communications.

Mr. Zarif collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Zarif will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Zarif will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Zarif will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

During preparation of this filing, we discovered that the reports required by Section 16(a) were not filed in connection with the securities issuances to our officers and directors during fiscal 2006 and 2007.  How about 2007?

EXECUTIVE COMPENSATION

The following table presents  a summary of the compensation paid to our Chief Executive Officer and Chief Financial Officer. No other executive officer received compensation in excess of $100,000 during 2006. Except as listed below, there are no bonuses, other annual compensation,  restricted  stock  awards  or  stock  options/SARs  or any other compensation  paid  to  the  executive  officers.

                                                                                                     Annual Compensation                               Long Term Compensation

                                                                                              ---------------------------------------  ----------------------------------------------------------

                                                                                                                                                           Awards                                               Payouts

                                                                                                                                                    ------------------------------                   -----------------------

                                                                                                                                                          Restricted

                                                                                                                               Other                    Stock               Securities

                                                                                                                             Annual                  Awards           Underlying           LTIP        All   Other

                 Name and Principal Position   Year (1)  Salary           ($)Bonus     ($)Comp                     ($)           ($)Options/SARs       Payout ($)  Comp. ($)

                  _______________________________________________________________________________________________________________

                 Reza Zarifi, Chief                     2005     $167,000              0                    0                         0                          0                         0           0

                 Executive                                  2006     $ 175,000             0                    0                       $37,500                 0                         0           0

                 Officer and Director                 2007     $175,000              0                     0                       $75,000                 0                         0           0

                 John Bennett, Chief                  2005     $78,000                0                    0                          0                          0                        0           0

                 Financial Officer                      2006     $90,000                0                    0                           0                          0                       0           0

                                                                  2007     $110,000               0                    0                          0                          0                         0          0

EMPLOYMENT  AGREEMENTS WITH KEY PERSONS

Our Chief Executive Officer, Reza Zarif, is currently under an employment agreement for two years whereby he receives an annual salary of $250,000 of which $75,000 can be paid in common stock at the option of the Company.

We currently do not have an employment with our Chief Financial Officer, John Bennett, however, we anticipate entering into an employment agreement with him in the fourth quarter of 2007.

DIRECTOR COMPENSATION

We currently have four members of our board of directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

We currently reimburse directors for travel expenses associated with their work for the Company and have issued each director 100,000 shares for the fiscal years 2004 and 2005.  Our directors did not receive compensation for their service on the board of directors for fiscal 2006 and 2007.  We are asking the shareholders to approve a director compensation plan for 2008 (2008 Director Compensation Plan”) in Proposal 3 hereof.

RELATED PARTY TRANSACTIONS

 I) Note Payable - dated March 10, 2006 – related party, un-secured, 12% interest and ten monthly payments in the amount of $3,650 plus accrued interest. The 1st payment was due on April 10, 2006.  The note is payable to Kambiz Mahdi.  As of September 30, 2007 the balance was $ 0.

J) Note Payable - dated March 10, 2006 – related party, un-secured, 12% interest, and ten monthly payments in the amount of $3,650 plus accrued interest. The 1st payment was due on April 10, 2006.  The note is payable to Reza Zarif.  As of September 30, 2007 the balance was $ 0.

K) Note Payable - dated March 10, 2006  – related party, special use, line of credit in the amount of $45,000, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock),  due May 10, 2007.  This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, 12% interest rate, with a 36 month amortization, monthly payments of $1,001 and a balloon payment of $16,588 on April 15, 2008.  This note is payable to Kambiz Mahdi.  As of September 30, 2007 the outstanding balance was $21,277.

L) Note Payable - dated March 10, 2006  – related party, special use, line of credit in the amount of $45,000, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock),  due May 10, 2007.   This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, 12% interest rate, with a 36 month amortization, monthly payments of $1,001 and a balloon payment of $16,588 on April 15, 2008.  This note is payable to Reza Zarif.  As of September 30, 2007, the outstanding balance was $21,277.

M) Note Payable – related party, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock) due on May 10, 2007, Payable to Kambiz Mahdi.  This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, At 12% interest rate, with a 36 month amortization, monthly payments of $7,871 and a balloon payment of $130,366 on April 15, 2008.   As of September 30, 2007 the outstanding balance was $167,214.

N) Note Payable – related party, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock) due on May 10, 2007, Payable to Reza Zarif.  This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, At 12% interest rate, with a 36 month amortization, monthly payments of $7,871 and a balloon payment of $130,366 on April 15, 2008. As of September 30, 2007 the outstanding balance was $167,214.

O)  Note Payable – related party.  This note was an operating line of credit, secured by the assets of the Company. Borrowings under this line of credit were at an interest rate of 20% (12% paid in cash and 8% paid in common stock in the Company) per annum, payable to Rufina Paniego.  This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, 12% interest rate, with a 36 month amortization, monthly payments of $2,491 and a balloon payment of $41,257 on April 15, 2008.  As of September 30, 2007 the outstanding balance was $52,919.

P)  Note Payable – related party.  This note was an operating line of credit, secured by the assets of the Company.   Borrowings under this line of credit were at an interest rate of 20% (12% paid in cash and 8% paid in common stock in the Company) per annum, payable to eFund Capital Partners.  This note was converted to a term note payable, with an effective date of June 30, 2006, un-secured, at 12% interest rate, with a 36 month amortization, monthly payments of $4,982 and a balloon payment of $82,516 on April 15, 2008. As of September 30, 2007 the outstanding balance was $105,838.

Q)  Note Payable – related party.  This is a term note payable, secured by the assets of the Company. Borrowings under this term note were at an interest rate of 15%, with 12 months amortization, monthly payments of $2,256 payable to Rufina Paniego. As of September 30, 2007 the outstanding balance was $12,964.

Jeffrey Conrad provides legal services for the Company and receives a monthly retainer of $2,500 and is one of the Company directors.  Jeffrey Conrad is also a venture partner of eFund Capital Partners, LLC. Jeffrey Conrad does not have an equity stake in eFund Capital Partners, LLC.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004. Total payments for the nine months ended September 30, 2007 were $9,500.

On May 25, 2006 the holders of Series B Convertible Preferred Stock exchanged their stock for Series C Convertible Preferred Stock.  Pursuant to the exchange Reza Zarif, our CEO, received 4,500 shares of Series C; Kambiz Mahdi received 4,500 shares of series C; and eFund Capital Partners, LLC received 5,040 shares of series C.  As originally filed on May 25, 2006 each share of Series C Stock shall be converted into a number of shares of Common Stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion or $0.10, which ever is greater, multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series C, whichever is greater.  However, on August 07, 2006 the terms of Series C were amended as follows: Each share of Series C Stock shall be converted into a number of shares of Common Stock that is equal to each share being divided $0.80 multiplied by 100 (1 divided by $0.80, multiplied by 100).

RECOMMENDATION

The affirmative vote of a plurality of the votes represented in person or by proxy at the Meeting is required for the election of the proposed nominees to the Board of Directors. The Board of Directors recommends a vote for the election of Reza Zarif, Kambiz Mahdi, Barrett Evans, and Jeffrey Conrad, as Directors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL TWO

THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, JASPERS & HALL, P.C.

RATIFICATION OF JASPERS & HALL, PC.

Although the Board of Directors has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Jaspers & Hall, P.C. as auditors for 2007. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Jaspers & Hall, P.C. as auditors for 2007, the Board of Directors will take that fact into consideration, but may, nevertheless, continue to retain Jaspers & Hall, P.C.

RECOMMENDATION

The board of directors recommends a vote FOR ratification of the appointment of Jaspers & Hall as auditors for 2007.

PROPOSAL THREE
PROPOSAL TO RATIFY THE 2008 BOARD OF DIRECTORS COMPENSATION PLAN

On November 15, 2007, the Board of Directors, subject to approval of Shareholders, approved the 2008 Board of Directors Stock Compensation Plan ("Plan") to issue up to options to each of its directors and its CFO, John Bennett to purchase 200,000 shares of common stock at the market price on the date issuance of the options.

PURPOSE

The purpose of the Plan is to advance the interest of the Company by helping the Company obtain and retain services of persons serving on its board of directors and a CFO upon whose judgment, initiative, efforts or services the Company is substantially dependent by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company.

ADMINISTRATION OF THE PLAN

The Board of Directors of the Company has determined it to be in the best interests of the Corporation and its shareholders to establish a committee for the purpose of administering the Plan in accordance with its terms, which committee shall have the authority to act without approval or confirmation of the Board of Directors (the “Plan Committee”). The Plan may be administered by a committee comprising one (1) or more members of the Board of Directors. The Board of Directors has appointed Barrett Evans as the member of the Plan Committee charged with administering the Plan

SHARES OF STOCK SUBJECT TO THE PLAN

The aggregate number of shares that may be issued under the plan is one million (1,000,000) shares of common stock. This limit may be increased during the term of the Plan only by equitable adjustment following recapitalization, stock splits, stock dividends or any similar adjustments and to the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

ELIGIBILITY

All members of our board of directors of the Company and John Bennett, our CFO, are eligible to participate in the Plan.

DURATION OF THE PLAN

This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and approved by its shareholders and this Plan shall terminate on the first business day prior to the five (5) year anniversary of the date this Plan became effective. All Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards..

AMENDMENT TO THE PLAN

The Board may amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; provided, however, no such action may adversely alter or impair any Award previously granted under this Plan without the consent of each Recipient affected thereby.

The form of the 2008 Director Compensation Plan is attached to this Proxy Statement as Attachment A.

RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the 2008 Directors Stock Compensation Plan.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at our 2007 Annual Meeting of Stockholders must be submitted in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act, proxies solicited by the Board of Directors for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which we do not have notice as set forth in Rule 14a-8.

OTHER MATTERS

So far as the Company’s management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act accordingly to their best judgment on behalf of the stockholders they represent.

PROXY CARD
PROBE MANUFACTURING, INC.
Annual Meeting of Stockholders to be held Monday, December 17, 2007

The undersigned hereby appoints Reza Zarif and Jeffrey Conrad jointly and severally as Proxy Agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Probe Manufacturing, Inc. a Nevada Corporation, held of record by the undersigned on December 17, 2007 at the offices of Probe which are located at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1-3 and in the discretion of the Proxy agent as to such other matters as may properly come before the Meeting.

1.	ELECTION OF DIRECTORS:		FOR	WITHHELD	FOR ALL FOR ALL EXCEPT
Nominees:
		Barrett Evans	☐	☐	☐
		Jeffrey Conrad	☐	☐	☐
		Kambiz Mahdi	☐	☐	☐
		Reza Zarif	☐	☐	☐

2.	The ratification of the selection of the Company’s independent registered public accounting firm, Jaspers and Hall, P.C.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	The ratification of the 2008 Directors Stock Compensation Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF

ADDRESS LABEL

Please sign exactly as name appears on stock certificate (as appears on address label affixed hereto). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

	DATED:	____________ , 2007

(Signature of Stockholder)

(Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

ATTACHEMENT A

DIRECTORS STOCK COMPENSATION PLAN

PROBE MANUFACTURING, INC. 2008 DIRECTORS STOCK COMPENSATION PLAN

1.   Purpose

The purpose of the Probe Manufacturing, Inc. 2008 Directors Compensation Plan is to attract and retain individuals to our board of directors who will make an immediate and long-term contribution to Probe Manufacturing, Inc.'s business by providing such individuals with the opportunity to acquire an ownership interest in Probe Manufacturing, Inc. through the award of Nonstatutory Stock Options.

2.   Number of Shares

The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions stated, 200,000 shares of Company common stock (the "Shares") for cash (or other consideration as is authorized under the Plan and acceptable to the Board, in their sole and absolute discretion) at a purchase price equal to the closing market price of the Company’s common stock as quoted on the OTCBB (the "Exercise Price")..

4.   Administration

This Plan shall be administered by the Committee as set up by the board of directors. A majority of the Committee shall constitute a quorum. The Committee shall have full power and authority to:

(a) Prescribe, amend and rescind rules and procedures governing the administration of this Plan;

(b) Interpret the provisions of this Plan and to establish and interpret rules and procedures with respect to the operation of this Plan;

(c) Determine the eligibility to participate in this Plan in accordance with the standards set forth in this Plan; and

(d) Delegate certain of the duties of the Committee to one or more agents to facilitate the administration of this Plan. Each action of the Committee, which is within the scope of the authority delegated to the Committee, shall be binding on all persons.

5.   Eligibility and Participation

The Options may be granted only to directors of the Company or to our CFO, John Bennett upon selection by the Committee, in its sole discretion. A director or CFO who has been elected by the Committee for a grant of a Stock Option must, as a condition to receiving such grant, enter into a Grant Agreement with the Company specifying the terms of such grant.

6.   Incentive Stock Options

6.1. Power to Grant Stock Options

The Committee shall have the right and the power to grant, in accordance with this Plan, Nonstatutory Stock Options on such terms and conditions as may be established by Committee in accordance with this Plan and of the Code on or prior to the date of grant of such Stock Options.

6.2. Exercise Price

The Exercise Price of a Stock Option shall be the closing market price of the Company’s common stock as quoted on the OTCBB on the date of issuance of the option.

6.3. Term

The term of a Non-statutory Stock Option granted under this Plan shall be established by the Committee at the date of grant and shall not exceed five (5) years from the date of grant of the Non-statutory Stock Options.

6.4. Vesting

All Stock options granted under this Plan shall vest immediately upon the grant.

6.5. Exercise

An Incentive Stock Option may be exercised by a Participant upon the date or dates and in accordance with the conditions specified in the Grant Agreement executed by such Participant which relates to such Incentive Stock Option. However, no Incentive Stock Option shall be exercised for a fraction of a share.

To exercise an Incentive Stock Option, the Participant must deliver written notice to the Chief Financial Officer of the Company or any other Company executive provided by the applicable Grant Agreement after the date such Incentive Stock Option becomes exercisable but prior to the expiration of the term of such Incentive Stock Option or of the cancellation or forfeiture of such Incentive Stock Option.

Written notice delivered to the Company by the Participant must state the number of Shares being purchased and must be accompanied by payment of the full purchase price for such Shares. Method of payment for the Shares for which Stock Options are exercised shall be set forth in the Participant's Grant Agreement and, at the Committee's sole discretion, may include any or all of the following methods: (1) delivery of a personal check or money order payable to the Company; (2) delivery of Shares which have been held by such Participant for at least six months; (3) delivery by the Participant of a promissory note with recourse, and/or, (4) if there is a public market for the Shares, the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company either sale proceeds of Shares sold to pay the purchase price or the amount loaned by the broker to pay the purchase price.

6.6. Limitation on Transfer of Incentive Stock Options

No Stock Option granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution, and any Stock Option granted under this Plan may be exercised during the lifetime of the person to whom the Stock Option shall initially have been granted only by such person or by such person's guardian or legal representative.

7.   Termination

7.1. Death, Disability, or Termination of the Participant's employment by the Company other than for Cause

In the event of Death or Disability of the Participant, or termination of the Participant's employment by the Company other than for Cause, all vested Stock Options shall be exercisable by the Participant's estate, personal representative, or Participant for a period which shall not exceed the expiration date(s) of any such Stock Options determined by the Committee and set forth in the applicable Grant Agreement(s) or the period permitted by Section 422 of the Code.

8.   Change of Control

8.1. Acceleration of Incentive Stock Options

Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control as set forth in Paragraph 8.2 below, all Stock Options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control.

8.2. Definition of "Change in Control"

A Change in Control shall be deemed to have occurred on the earliest of the following dates:

(i)   the acquisition, other than from the Company or with the approval of the Board of Directors of the Company, of 50 percent or more of either the then outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii) Approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the Company's assets or a sale of all of the outstanding shares of Common Stock of the Company to an unaffiliated entity or individual; or

(iii)  Liquidation or dissolution of the Company.

9.   Limitation on Right to Shares

No Participant shall have any rights as a shareholder to any Shares subject to Stock Options until such Stock Options have been exercised.

10.   Investment Representation and Legending of Share Certificates

As a condition to receiving an Stock Option grant under the Plan, Participant shall agree that, unless the Shares subject such Stock Options have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such Stock Options unless and until the following conditions have been met:

a.    That Participant or any other individual who exercises such Stock Options on behalf of or as a result of a transfer from Participant, shall warrant to the Company prior to receipt of the Shares that such person(s) are acquiring such Shares for their own respective accounts for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares.

b.    The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration.

All Share certificates issued upon the exercise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan; the rules, regulations or other requirements of the Securities Act and the Exchange Act, the rules of any stock exchange upon which such Shares are listed, or under any other applicable Federal or state laws; and the Committee may have a legend placed on any such certificates to make appropriate reference to such restrictions.

11.   Adjustment of Shares

In the event of any corporate change through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of Shares or otherwise, which affects the character and amount of the Company's Shares prior to exercise of any Stock Option granted under this Plan, any such

Stock Options, to the extent not exercised, shall entitle a Participant holding such Stock Options to such number and kind of Shares as such Participant would have been entitled to had such Participant actually owned the Shares subject to such Stock Options at the time of such change. The Committee, in its sole discretion, shall determine any adjustments necessary to ensure that the Stock Option after such change is equivalent in value to such Stock Option prior to such change including, but not limited to, changes in the Stock Option Exercise Price or the number of Shares covered by such Stock Option(s).

13.   Withholding Tax

Whenever the Company is required to issue Shares upon exercise of an Stock Option by a Participant, such Participant shall remit to the Company an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability prior to the delivery of any certificate(s) for such Shares. Upon approval by the Committee, in its sole discretion, any such liability may be satisfied prior to delivery of any certificate(s) by Participant electing to have the Company withhold a number of Shares equal in value to such liability, from the number of Shares to be issued to such Participant.

14.   Miscellaneous

14.1. Headings

Section headings used in this Plan are for convenience only and shall not be deemed to limit, characterize or affect in any way any provision of this Plan.  All provisions in this Plan shall be construed as if no headings had been used in this Plan.

14.2. Severability

Whenever possible, each provision in this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Plan shall remain in full force and effect.

14.3. No Strict Construction

No rule of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any term of this Plan or any rule or procedure established by the Committee.

15.   Governing Law

All issues and questions concerning the construction, validity, enforcement and interpretation of this plan shall be governed by, and construed in accordance with, the laws of the state of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

Dated: As of December 17, 2007

Probe Manufacturing, Inc.